Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

312 862-2000 www.kirkland.com	Facsimile: 312 862-2200

November 23, 2011

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive

Suite 610

Franklin, Tennessee 37067

Re:    Acadia Healthcare Company, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 9,583,333 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which includes 1,250,000 shares of Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2011, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) minutes and records of the corporate proceedings of the Company with respect to the Issuance; and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the

Acadia Healthcare Company, Inc.

November 23, 2011

Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Registration Statement becomes effective under the Act; and (ii) the final Underwriting Agreement is duly executed and delivered by the parties thereto, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP